EXHIBIT 10.42

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

FINAL

C O N F I D E N T I A L

EXENATIDE SUPPLY AGREEMENT

THIS AGREEMENT effective July 31, 2007, the (“Effective Date”) is made by and between Amylin Ohio LLC., having a principal place of business at 8814 Trade Port Drive, Westchester, Ohio 45071, USA (“AMYLIN”), Lonza Ltd and Lonza Sales Ltd , having both their principal place of business at Münchensteinerstrasse 38, CH-4002 Basel, Switzerland (collectively “LONZA”).

WHEREAS, AMYLIN and/or its Affiliates require the manufacture of commercial supplies of Product (as defined below) on a non-exclusive basis;

WHEREAS, LONZA, together with its Affiliates, is a leading custom manufacturer of chemicals and biopharmaceuticals and wishes to supply AMYLIN with commercial Product on a non-exclusive basis; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Definitions

As used in this Agreement, the following words and phrases shall have the following meanings:

1.1 “Affiliate” means any party that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with a party. For purposes of this definition only, the terms “controls,” “controlled,” and “control” means (i) the direct or

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indirect ability or power to direct or cause the direction of the management and policies of an entity or otherwise direct the affairs of such entity, whether through ownership of equity, voting securities, or beneficial interest, by contract, or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities (or other comparable ownership interest for an entity other than a corporation) of a party.

1.2     “Agreement” means this Agreement, together with all exhibits.

1.3     “AMYLIN Indemnities” shall have the meaning ascribed to it in Paragraph 9.2 hereof.

1.4     “Applicable Laws” means all applicable federal, state, local and other laws, statutes, rules, regulations, ordinances, or orders of any kind whatsoever of any governmental authority (including any amendments thereto), applicable to the import, export, manufacture and distribution of Product, including, without limitation, the applicable regulations and guidance of the FDA and all applicable cGMPs.

1.5     “Batch Release Documents” means (i) the COA, (ii) a Certificate of Conformance confirming that such Lot of Product was made in accordance with cGMP’s and the process defined in the approved master batch record for such Product (iii) copies of documents detailing any deviations from any manufacturing processes then in effect and (iv) any other documents LONZA is required to provide to AMYLIN prior to AMYLIN release of the Product pursuant to terms of the Quality Agreement.

1.6     “cGMP” means “current Good Manufacturing Practices” as defined and in effect from time to time in regulations and guidelines promulgated by the FDA under the FDCA governing the manufacture and testing of Product, including without limitation, those specified in The Rules Governing Medicinal Products in the European Union, the principles of which are specified in Chapter II of European Commission Directive 91/356/EEC, and any other laws, regulations, and guidelines applicable to the manufacture and testing of Product but only where LONZA has authorized reference of its Drug Master File for Product.

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1.7     “COA” means the certificate of analysis furnished by LONZA to AMYLIN in connection with any Lot hereunder indicating the Lot number, specifications, and all results of analytical and other Product testing required under this Agreement and confirming that such Lot of Product conforms to the Product Specifications.

1.8     “Collaboration Partner” means Eli Lilly and Company, and its successors and assigns, with whom AMYLIN has entered into a collaboration arrangement regarding Product.

1.9     “Confidential Information” shall have the meaning ascribed to it in Paragraph 10.1 hereof.

1.10   “Contaminant” means a substance contained in Product that (i) causes Product to fail to meet any Product Requirements or (ii) causes Product to be adulterated within the meaning of the FDCA or (iii) is present in the Product at a level that exceeds the level allowed under Applicable Laws.

1.11   “Contract Year” means each consecutive calendar year during the term of this Agreement commencing on January 1, 2008.

1.12   “Damage Claim” shall have the meaning ascribed to it in Paragraph 9.3.

1.13   “Damages” shall have the meaning ascribed to it in Paragraph 9.1.

1.14   “Defective Product” shall have the meaning ascribed to it in Paragraph 6.1 hereof.

1.15   “Development Agreement” means the Process Development Agreement entered into April 21, 2005, to be effective August 1, 2004, by and between AMYLIN and LONZA Sales Ltd (as assigned from Lonza Braine S.A.).

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1.16   “Drug Master File” means the drug master file for Product in the United States (as such term is defined in 21 C.F.R. Part 314.420) or Europe.

1.17   “Effective Date” means the date first written above.

1.18   “Exenatide LAR” means finished formulated injectable drug product containing Product, for use and administration once per week.

1.19   “Facilities” means LONZA’s manufacturing, testing, and storage facility located at Lonzastrasse, CH-3930 Visp, Switzerland and LONZA’s manufacturing, testing, and storage facility located at 297 Chausée de Tubize, B-1420 Braine l’Alleud, Belgium.

1.20   “FDA” means the United States Food and Drug Administration and any successor entity.

1.21   “FDCA” means the Federal Food Drug and Cosmetics Act, as amended from time to time, and all regulations promulgated thereunder (or any successor law and all regulations promulgated thereunder).

1.22   “Force Majeure” shall have the meaning ascribed to it in Article 11 hereof.

1.23   “Governmental Agency” means any federal, state, foreign or local government agency or authority that has jurisdiction over the manufacture, testing, distribution, sale or use of Product where LONZA has authorized reference to its Drug Master File for Product.

1.24   “Hidden Defect” means any defect in any Lot that could not reasonably be expected to have been found by inspection of the Product and review of the LONZA Batch Release Documents by AMYLIN, such as failure to follow cGMPs.

1.25   “Indemnified Party” shall have the meaning ascribed to it in Paragraph 9.3.

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1.26   “Indemnifying Party” shall have the meaning ascribed to it in Paragraph 9.3.

1.27   “Invention” shall mean any invention or discovery, including without any limitation, information, improvements, processes, innovations, suggestions, and ideas, whether or not patentable, that is conceived or reduced to practice during the performance of this supply agreement.

1.28   “Joint Services Document” or “JSD” means a written document that may contain certain procedures and personnel contacts relating to the manufacture of the Product that will be compiled and mutually agreed upon between the Parties as soon as practicable after the Effective Date, but, in any event, the Parties shall use commercially reasonable efforts to agree upon the JSD within six (6) months after the Effective Date. The JSD will describe how the Parties will work together in coordinating forecasting, manufacturing, ordering, storing of the Product and preparations for (Ex-Works) shipping the Product. The JSD will be subject to and not inconsistent with the terms of this Agreement or the Quality Agreement.

1.29   “Lot” means that quantity of Product produced from a single homogeneous solution in a single isolation cycle, e.g. either a single isolation cycle of lyophilized or spray dried material.

1.30   “LONZA Indemnities” shall have the meaning ascribed to it in Section 9.1 hereof.

1.31   “LONZA Technology” means all technical information, whether tangible or intangible and whether or not patentable, including patents, patent applications and any method, procedure, process, assay, composition of matter, trade secret, invention, technology, information or other subject matter, including license application materials and all supporting documents, specifications for materials (including purification techniques), data, information (including information contained in registration dossiers, drug master files and other documents filed with regulatory authorities), quality control, validation and equipment necessary or useful for the manufacture, production, scale-up and processing of Product, which is conceived, reduced to practice, developed, owned or licensed by LONZA and necessary or useful in the manufacture of Product.

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1.32   “NDA” means AMYLIN’s New Drug Application for Exenatide LAR filed with the FDA and any other functionally equivalent applications for approval to market Exenatide LAR outside of the United States, and all amendments and supplements filed thereto.

1.33   “Nominal Lot” means a Lot containing at least […***…] of Product or such other minimum quantity of Product as specified in any applicable Purchase Order.

1.34   “OUS Sales” means finished formulated drug product containing Product commercially sold outside of the United States.

1.35   “Product” means AMYLIN’s exenatide compound with the structure described in Exhibit A manufactured in accordance with this Agreement.

1.36   “Product Price” shall have the meaning ascribed to it in Paragraph 2.4 hereof.

1.37   “Product Requirements” means all of the requirements set forth, contained, and referenced in Paragraph 8.1(i)(a – d) of this Agreement.

1.38 “Product Specifications” means the written specifications for Product set forth in Exhibit B, as amended from time to time pursuant to Paragraph 3.l.

1.39 “Product Validation Lots” means those Lots manufactured under the Development Agreement for the purpose of validating the manufacturing and testing activities to ensure that Product is manufactured in accordance with all Product Requirements and Applicable Laws for use in commercial production of Exenatide LAR.

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1.40   “Purchase Order” shall have the meaning ascribed to it in Paragraph 2.2 hereof.

1.41   “Quality Agreement” means the Quality Agreement dated as of the Effective Date between AMYLIN, Collaboration Partner, and LONZA containing, identifying, and outlining the specifications, and certain of the technical and regulatory terms and conditions, for the manufacture of Product under this Agreement. The Quality Agreement is incorporated into this Agreement and made a part hereof. However, it is understood that in the event of any conflict of inconsistency between the terms of the Quality Agreement and any terms or conditions of this Agreement, the latter shall prevail.

1.42   “Recall Action” shall have the meaning ascribed to it in Paragraph 4.1 hereof.

1.43   “Third Party” means any person or entity other than LONZA or AMYLIN, or their respective Affiliates.

1.44   […***…] shall have the meaning ascribed to it in Paragraph 2.9 hereof.

1.45   “Validation Batch Production Records” means the documented procedures used to produce Product Validation Lots that fully comply with Product Specifications and Validation Requirements.

1.46   “Validation Requirements” means all processes, procedures, yield requirements, in-process sampling and analysis, and other actions required to be completed or performed for the manufacture of all Product Validation Lots in accordance with Applicable Laws, including, without limitation, any re-manufacturing and other actions required to bring Product into conformance with Governmental Agency requirements.

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2.	Purchase and Sale of Product

2.1     LONZA understands and agrees that AMYLIN shall have the right to manufacture Product itself or have Product manufactured by other manufacturers.

2.2     LONZA agrees to manufacture and supply to AMYLIN the amounts of Product (subject to the guaranteed minimums set forth below) as ordered by AMYLIN pursuant to written purchase orders issued hereunder by AMYLIN (“Purchase Order”), specifying the quantity, Nominal Lot quantity, and delivery date. AMYLIN shall submit each Purchase Order to LONZA at least […***…] in advance of the shipment date specified in the Purchase Order and otherwise in accordance with the requirements hereof. Within […***…] of LONZA’s receipt of a Purchase Order from AMYLIN, LONZA will provide AMYLIN with a written confirmation receipt that includes the following information: Batch or Lot number, production start date, the date the Release Documents will be available to AMYLIN, and the approximate delivery date (within […***…]) for the Product. AMYLIN shall be permitted to cancel or revise Purchase Orders anytime before it receives such written confirmation of receipt from LONZA. In the event AMYLIN cancels a Purchase Order after receipt of such written confirmation, AMYLIN shall reimburse LONZA for critical raw materials ordered or obtained that LONZA, despite its best commercial efforts, cannot utilize for other customers. In the event that AMYLIN requests a change to a Purchase Order after written confirmation of receipt, LONZA shall use commercially reasonable efforts to accommodate such request. Notwithstanding any other provision hereof, except with respect to Product volumes, delivery dates and shipping instructions, no term or condition of any Purchase Order issued by AMYLIN, any acknowledgement by LONZA or any other document of either party that is in any manner additional to, different from or varies the terms and conditions hereof shall be deemed to be of any force or effect. LONZA agrees that it will be able to manufacture the following quantities of Product if ordered by AMYLIN pursuant to this Agreement. For quantities greater than […***…], LONZA reserves the right to transfer the entire process to the LONZA Braine or Visp Facility. LONZA will provide reasonable notice to AMYLIN regarding a transfer of the process.

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CONTRACT YEAR	LONZA REQUIRED CAPACITY IN […***…]
2008	[…***…]
2009	[…***…]
2010	[…***…]
2011	[…***…]
2012	[…***…]
2013	[…***…]

2.3     AMYLIN agrees to purchase from LONZA the minimum quantifies of Product set forth below:

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CONTRACT YEAR	LONZA MINIMUM DELIVERY IN […****…]
2008	[…***…]
2009	[…***…]
2010	[…***…]
2011	[…***…]
2012	[…***…]
2013	[…***…]

Notwithstanding the above, AMYLIN shall not be required to purchase Product under this Agreement in the event that:

(i)     LONZA has not manufactured and delivered all Product Validation Lots meeting all Product Requirements in accordance with the Development Agreement,

(ii)     LONZA is not an FDA approved commercial supplier of Product or fails to successfully complete its Pre-Approval Inspection or equivalent non-United States inspection,

(iii)     the FDA or other applicable Government Agency does not approve the NDA filed in the United States relative to Product,

(iv)     AMYLIN withdraws the NDA relative to the Product, or

(v)     AMYLIN withdraws the Product from the market. In this case, AMYLIN undertakes to re-imburse LONZA for all critical raw materials already ordered for scheduled future productions slots already reserved up to one year from the date of withdrawal, as well as all unreturnable work in progress which LONZA, despite best commercial efforts, cannot utilize for other customers.

Should AMYLIN in any Contract Year purchase less than the required minimums set forth above, AMYLIN shall reimburse to LONZA by the end of the […***…] of the Contract Year following such shortfall, the difference between the aggregate price of the quantity of Product AMYLIN is obligated to purchase set forth above and the aggregate price of the quantity of Product actually ordered to be delivered in such Contract Year.

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2.4     For each gram of Product supplied hereunder by LONZA, AMYLIN will pay to LONZA a price […***…] based on the cumulative volume of Product ordered for delivery during any given Contract Year. The […***…] price to be billed to AMYLIN for any Lot or other discrete volume of Product shipped to AMYLIN during any Contract Year will be at the applicable price for Product based on the most recent […***…] submitted by AMYLIN prior to the shipment by LONZA of any such amount of Product. All prices are calculated and shall be paid in Swiss Francs (CHF). Based on the foregoing, AMYLIN will pay to LONZA a […***…] price for Product (“Product Price”) in accordance with the table below and accordance delivered in a Contract year.

2.5     In the event the amount of Product delivered by LONZA pursuant to any purchase order is less than the amount of Product ordered by such purchase order, LONZA will use its best commercial efforts to supply the amount of Product ordered but not delivered as soon as is feasible. In the event the amount of Product manufactured by LONZA pursuant to any purchase order is less than […***…] greater than the amount of Product ordered by such purchase order, LONZA shall deliver such additional amounts of Product to AMYLIN as if AMYLIN had ordered them pursuant to such purchase order. In the event the amount of Product manufactured by LONZA pursuant to any purchase order is more than […***…] greater than the amount of Product ordered by such purchase order, LONZA shall deliver such additional amounts of Product to AMYLIN as early delivery of Product ordered by AMYLIN on the next purchase order pursuant to which AMYLIN has ordered Product. In the event the amount of Product manufactured by LONZA pursuant to any purchase order is more than […***…] greater than the amount of Product ordered by such purchase order, LONZA and AMYLIN shall negotiate in good faith a reasonable resolution.

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[…***…] PER CONTRACT YEAR	PRICE […***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

2.6     If, with respect to any given Contract Year, the annual volume assumptions on which the Product Prices reflected in any one or more invoices for Product shipped to AMYLIN during such Contract Year are based are incorrect, then within […***…] after the end of such Contract Year, LONZA will send corrected invoices to AMYLIN indicating the actual per gram price for Product shipped during such Contract Year with respect to such invoices based on the actual volume of Product ordered for delivery during such Contract Year. If, on the basis of all such corrected invoices with respect to a particular Contract Year, when considered in the aggregate, the amount paid or payable by AMYLIN for Product shipped during such Contract Year against invoices previously issued by LONZA is in excess of the amount payable by AMYLIN pursuant to all such corrected invoices then LONZA shall, contemporaneous with the delivery of such corrected invoices and at AMYLIN’s option, give AMYLIN a full refund of the excess amount or, with respect to any previously issued but as yet unpaid invoice, issue an appropriate credit equal to the excess amount of any such invoice. If, on the basis of all such corrected invoices with respect to a particular Contract Year, when considered in the aggregate, the amount paid or payable by AMYLIN for Product shipped during such Contract Year against invoices previously issued by LONZA is less than the amount payable by AMYLIN pursuant to all such corrected invoices, then AMYLIN shall, within […***…] after the receipt of such corrected invoices, pay to LONZA the full additional amount due as reflected on such corrected invoices.

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2.7     AMYLIN shall have the right (through any independent agents or representatives that are reasonably acceptable to LONZA and upon reasonable advance notice to LONZA), with respect to any Contract Year ending not more than thirteen […***…] prior to the date of notice requesting an audit, to audit the books and records of LONZA to determine whether or not the amounts reflected on any original invoices relevant to any such Contract Year or any corrected invoices issued by LONZA to AMYLIN in accordance with Paragraph 2.5 set forth immediately above are accurate. In the event that, as a consequence of any such audit or examination, AMYLIN reasonably disagrees with any amounts set forth on original or corrected invoices issued by LONZA, AMYLIN shall inform LONZA in writing and in reasonable detail of the amounts to be refunded and, unless and to the extent LONZA disputes the amounts set forth by AMYLIN in any such notice, LONZA will refund to AMYLIN any such undisputed amounts within […***…] of the receipt of any such notice from AMYLIN. In the event LONZA does dispute all or any portion of any refund claimed by AMYLIN, LONZA will so notify AMYLIN within such […***…] period and the parties will attempt thereafter to resolve such dispute amicably and, if they cannot do so, may agree to submit the dispute to binding arbitration or independently pursue any other remedies available to them to resolve such dispute. AMYLIN shall bear the expense of such audit; provided, however, that, if such audit reflects overpayments by AMYLIN, which are undisputed or confirmed as overpayments pursuant to the dispute resolution procedure referred to in the preceding sentence, in excess of […***…] of the payments actually due by AMYLIN hereunder for the applicable period, then LONZA shall reimburse AMYLIN for the reasonable expenses of such audit.

2.8     LONZA shall invoice AMYLIN with a single invoice equal to […***…] of the campaign price upon start of the production. Then, LONZA shall invoice AMYLIN with an additional single invoice for the remaining […***…] of the campaign price upon LONZA release of the Product by LONZA issuance of a COA in accordance with Section 6. Invoices shall be due within […***…] of submission by LONZA. In acknowledgement of the current invoicing process of LONZA, AMYLIN receipt and LONZA submission of the invoice is deemed to occur on the same day. In the event LONZA modifies its invoicing process, LONZA

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and AMYLIN will discuss and agree upon the appropriate interpretation and/or modification of this Section 2.7. LONZA will ship the Product upon AMYLIN’s release to AMYLIN’s designated shipping address. LONZA’s invoice shall set forth the total gross and net weight of Product being shipped, the AMYLIN Purchase Order number and the amount due to LONZA pursuant to the volume assumptions made in accordance with Paragraph 2.4 hereof. Invoices shall be submitted to accounts.payable@amylin.com or Accounts Payable Department, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121 (or to such other address as may be designated by AMYLIN in writing).

2.9     Within […***…] days after the Effective Date, AMYLIN shall submit to LONZA a rolling forecast of Product that AMYLIN in good faith estimates it will order for delivery from LONZA for the […***…] (as updated on a rolling basis, a […***…]). Thereafter, on and as of the […***…], AMYLIN will furnish LONZA with an updated […***…] indicating AMYLIN’s good faith estimate of the amounts of Product it expects to order during the next […***…] period. Each […***…] will be […***…] for the […***…] only. The remaining […***…] are […***…] and shall be […***…]. In all circumstances AMYLIN shall act in good faith and with reasonable care to submit forecasts for Product which are as accurate as possible under the circumstances.

2.10     The Product Prices set forth above shall be firm through […***…] (the “Adjustment Date”). On the […***…] of the Adjustment Date, LONZA may […***…], including, by way of example, […***…] or, if the same is no longer published, an index that is substantially similar thereto (or on such basis upon which the Parties may otherwise agree through the JSD).

2.11   If at any time […***…], then LONZA shall provide AMYLIN […***…]

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3.	Manufacture of Product; Recordkeeping; Regulatory

3.1     (i)     Within […***…] of the Effective Date, the Parties will establish an Executive Steering Committee to oversee and manage the Manufacture of the Product at the Lonza Facilities. The Executive Steering Committee will be comprised of [two] representatives appointed by each of LONZA and AMYLIN. Membership of this committee will include LONZA’s Vice President, Sales & Business Development and AMYIN’s Vice President of Operations. Either party may replace any or all of its representatives at any time upon prior written notice to the other Party. The Executive Steering Committee will settle disputes that are unresolved by the Project Managers. If the Executive Steering Committee is not able to resolve any dispute regarding any issue presented to it, such dispute shall be resolved in accordance with Article 24 below. The scope and operation of the Executive Steering Committee will be more fully set forth in the Joint Services Document.

(ii)     Within […***…] of the Effective Date, each party will appoint a Project Manager to act as the primary contact for such Party in connection with matters relating to manufacture of Product. The Project Managers will be responsible for developing an integrated plan to prepare for and manage manufacture and supply of Product. A Party may replace its Project Manager at any time and from time to time by providing written notice of the change to the other Party. The responsibilities and relationship of the Project Managers will be more fully set forth in the Joint Services Document.

(iii)     It is understood that AMYLIN is entering into this Agreement and the Quality Agreement in reliance upon the commitment by LONZA to fully and adequately staff the Lonza facilities with managers, supervisors, engineers, technicians, inspectors, and other dedicated personnel necessary, and with sufficient technical expertise and reasonably acceptable to AMYLIN, to perform its obligations under this Agreement and the Quality Agreement, including without limitation the manufacture and quality testing of Product. Without limiting any other provision of this Agreement or the Quality Agreement, LONZA shall use its commercial best efforts to provided that such individuals are available to perform the obligations to be provided by LONZA in this Agreement and the Quality Agreement.

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3.2     Each party shall notify the other in advance of any proposed changes in Product Specifications, release testing, stability testing, packaging or processes in manufacturing of Product under this Agreement. No changes in Product Specifications, release testing, stability testing, packaging or the processes used to manufacture Product under this Agreement, except changes required by government or compendial standards, will be made unless AMYLIN and LONZA have agreed to such changes in writing prior to adoption of modified release testing, stability testing, packaging, Product Specifications or process changes. Any such changes to the Product Specifications, release testing, stability testing, packaging or processes of manufacturing Product shall be handled in accordance with the procedures established in the Quality Agreement, with costs paid as described below:

 (i)     in the event AMYLIN requests any such changes be made, other than changes requested by any Governmental Agency or required to bring the Facilities into compliance with Applicable Laws, LONZA shall, to the extent technologically feasible, accommodate AMYLIN’s requested changes, provided that AMYLIN shall promptly reimburse LONZA (i.e., upon presentation of an invoice from LONZA with appropriate supporting documentation) for any actual costs reasonably required in connection with such changes (provided LONZA has given AMYLIN advance written notice of the nature of such capital and other costs and provided further that AMYLIN shall have the right to withdraw any request for a change before implementation has begun if AMYLIN disagrees with or is unwilling to pay all of such capital and other costs);

 (ii)     in the event LONZA requests any such changes be made, other than changes requested by any Governmental Agency or required to bring the Facilities into compliance with Applicable Laws or to meet Validation Requirements, all actual costs reasonably required in connection with such changes shall be paid as mutually agreed by both parties; and

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(iii)     in the event changes are requested by a Governmental Agency or required to bring the Facilities into compliance with Applicable Laws, or additional changes, activities, or manufacturing is required to bring the process into compliance with Applicable Laws, cGMP, Product Specifications, or other Product Requirements, LONZA shall, to the extent technologically feasible, accommodate such changes, and all actual costs reasonably required in connection with such changes shall be paid as mutually agreed by both parties.

3.3     LONZA shall maintain true and accurate books, records, test and laboratory data, reports and all other information relating to manufacturing under this Agreement, including without limitation all Validation Production Batch Records and all information required to be maintained by Applicable Laws. Such information shall be maintained in accordance with LONZA’s standard operating procedures for a period of at least […***…] after the term of this Agreement, or longer if required under Applicable Laws. After such time period LONZA shall notify AMYLIN prior to destroying such records and, at AMYLIN’s request and expense, shall provide such records to AMYLIN.

3.4     LONZA shall be responsible for obtaining and maintaining any establishment licenses or permits required by the FDA, Applicable Laws or Governmental Agencies that pertain to the manufacturing, handling and storage of the Product at the Facilities. LONZA hereby grants to AMYLIN and its Collaboration Partner the right to reference such establishment files for the purpose of obtaining and maintaining any regulatory approvals.

3.5     LONZA shall advise AMYLIN within […***…] after an agent of any Governmental Agency visits a facility where manufacturing activity with respect to Product takes place. In such circumstance, LONZA shall furnish to AMYLIN a copy of sections of any report issued by such Governmental Agency that relate to the Product or LONZA’s performance hereunder, if any, within […***…] of receipt of such report. LONZA shall provide to AMYLIN such notice as is reasonably practical under the circumstances of any action by a Governmental Agency resulting from an inspection of the Facility (or Facilities) if such action may reasonably be anticipated to affect adversely either LONZA’s ability to perform its obligations under this Agreement or AMYLIN’s rights hereunder.

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3.6     LONZA shall permit personnel and representatives of AMYLIN and its Collaboration Partner, upon reasonable advance notice, at reasonable intervals, and for reasonable duration during regular business hours, to visit the Facilities or any other relevant LONZA locations to audit compliance with this Agreement, including but not limited to the Product Specifications, cGMPs and Applicable Laws; provided, however, that such audits shall be conducted not more than once in any […***…] period, except that AMYLIN or its Collaboration Partner shall be entitled to conduct “for cause” audits at any reasonable time and upon advance notice (i) following the implementation of measures in response to Form 483’s or similar reports delivered by Governmental Agencies to LONZA pertaining to the manufacture of Product or (ii) if circumstances exist that are reasonably likely to adversely affect the manufacture of Product or AMYLIN’s rights hereunder, and AMYLIN first discusses the reasons with LONZA. All such audits by AMYLIN or its Collaboration Partner shall be conducted in a manner reasonably calculated not to interfere with LONZA’s business activities and in compliance with LONZA’s security and safety policies and procedures. All information obtained by AMYLIN or its Collaboration Partner in any such review (including, without limitation, the findings and results related thereto but excluding all Confidential Information of AMYLIN and its Collaboration Partner), shall be deemed LONZA’s Confidential Information, provided, however, AMYLIN and its Collaboration Partner shall not be precluded from disclosing such LONZA Confidential Information to Governmental Agencies to the extent and only to the extent required by law or for their regulatory filings. LONZA will have the responsibility to audit its permitted subcontractors and suppliers at reasonable intervals for compliance with the Product Requirements, CGMPs and Applicable Laws. AMYLIN shall have the right to confirm audits of subcontractors and suppliers of LONZA for any Products manufactured under this Agreement during its audits of LONZA’s facilities.

3.7     LONZA agrees to use its commercially reasonable efforts to assist AMYLIN and its Collaboration Partner in obtaining regulatory approvals from all Governmental Agencies with

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respect to the Product, including FDA approval of the NDA, as well as approvals from any other government agency which may be required for the marketing of Product in any country, subject to reimbursement by AMYLIN of all reasonable costs incurred in connection therewith. LONZA specifically agrees to cooperate with any inspection by the FDA or other Governmental Agency, including but not limited to any pre-approval inspection in connection with the NDA. LONZA shall, on a timely basis, provide AMYLIN and its Collaboration Partner with documentation, data, and such other information relating to Product that is reasonably necessary for and relevant to AMYLIN’s or its Collaboration Partner’s efforts to obtain, maintain, and support regulatory approvals relating to Product. LONZA shall also provide, upon request by AMYLIN or its Collaboration Partner, non-proprietary and nonconfidential information concerning its production processes and quality control procedures with respect to Product. Without limiting the generality of the foregoing, LONZA agrees to establish and maintain a Drug Master File (including, […***…] advance notice from AMYLIN a foreign equivalent of a Drug Master File in those countries reasonably requested by AMYLIN) for the Product in accordance with the requirements of the FDA and any other applicable Governmental Agency, and to provide AMYLIN and its Collaboration Partner with letters of authorization to, and rights to reference, the Drug Master File and any foreign equivalents thereof. Further, AMYLIN and its Collaboration Partner shall have the right to review the open Drug Master File, and all stability data, release testing results, impurity profiles, facility and equipment data, validation data and all information related to the validation of analytical method with respect to the Product. LONZA shall update the Drug Master File and any foreign equivalents thereof in a timely manner to support any NDA filing. All information regarding all aspects of manufacture of Product necessary for and/or related to AMYLIN’s and/or its Collaboration Partner’s regulatory filings shall, at LONZA’s option, either be (i) maintained by LONZA in a Drug Master File or (ii) provided to AMYLIN or its Collaboration Partner for inclusion in their respective regulatory filings. During the course of a Governmental Agency’s review of the NDA, LONZA shall inform AMYLIN and its Collaboration Partner of any comments (including indication of deficiencies) to the Drug Master File or any foreign equivalents thereof from any such Governmental Agencies, and LONZA shall consult with AMYLIN and, in the case of Governmental Agencies outside of the United States, its Collaboration Partner, in drafting responses to any such comments.

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3.8     LONZA shall immediately (and in any event within […***…]) advise AMYLIN of any safety or toxicity problem of which LONZA becomes aware regarding Product.

3.9     The obligations of LONZA and AMYLIN set forth in this Section 3 are intended to comply with the Applicable Laws of each country where the Product is distributed, but only where LONZA has authorized reference of its Drug Master File for Product. The requirements of this Section 3 shall therefore be construed and interpreted to comply with all such Applicable Laws, but only where LONZA has authorized reference of its Drug Master File for Product.

3.10   Any and all release testing methods, Product Specifications, and stability data provided by AMYLIN or generated from information or data provided by AMYLIN shall be the Confidential Information of AMYLIN. The parties agree that AMYLIN shall be the sole and exclusive owner of all right, title and interest in and to the NDA filed with the FDA and its Collaboration Partner shall be the sole and exclusive owner of all right, title and interest in and to the equivalent applications with any other Government Agency outside of the United States, and that either AMYLIN or its Collaboration Partner shall be the sole and exclusive owner of any regulatory approvals related to the Product. LONZA shall assist AMYLIN and its Collaboration Partner in the preparation of all documents necessary to effectuate AMYLIN’s and its Collaboration Partner’s rights in each NDA and AMYLIN’s and its Collaboration Partner’s rights to such regulatory approvals, and agrees to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, title and interests transferred hereunder, at the reasonable request and expense of AMYLIN.

3.11   AMYLIN shall disclose to LONZA, or provide LONZA with access to, the test methods specified in the Product Specifications (“AMYLIN Test Methods”) for LONZA’s use solely to perform its obligations under this Agreement. LONZA understands and agrees that the AMYLIN Test Methods shall be the sole and exclusive property and Confidential Information of AMYLIN. Any and all inventions or discoveries, including without limitation, information,

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processes, improvements, innovations, suggestions and ideas, whether or not patentable, conceived or reduced to practice by LONZA, alone or with others, that are related to any or all AMYLIN Test Methods, shall be owned solely and exclusively by AMYLIN. The terms “conceived” and “reduced to practice” shall be given the meaning of those terms as used and interpreted for U.S.C. §102(g). LONZA will promptly notify AMYLIN of any such invention or discovery.

3.12   LONZA shall promptly notify AMYLIN of any problems, supply or other situations that are likely to adversely affect the production of any Product, or its timely delivery to AMYLIN in accordance with the Purchase Order.

3.13   Documents like batch records; master batch records will be provided in the language of the country LONZA’s respective facility is located in. Any costs for preparation and/or translations, etc. will be borne by AMYLIN. LONZA will provide documents already in English at no additional cost. Such documents include, but are not limited to, Deviation Reports, Change Requests, Validation protocols and reports for analytical methods, annual product quality review, and Drug Master File / Data for CMC.

4.	Recalls and Similar Actions

4.1     If there is a recall, withdrawal or field correction with respect to, or any governmental seizure of, any finished formulated drug product containing the Product (“Recall Action”), which Recall Action is due in part to (i) the failure of Product manufactured by LONZA to meet any of the Product Requirements, or (ii) the alleged negligent or intentional wrongful act or omission of LONZA in connection with the manufacture of Product, then AMYLIN or, in the case of OUS Sales subject to a Recall Action, Collaboration Partner, will notify LONZA promptly of the details regarding such Recall Action, including providing copies of all relevant documentation concerning such Recall Action. LONZA will assist AMYLIN and its Collaboration Partner in investigating any such Recall Action, if AMYLIN or its Collaboration Partner so requests, and all regulatory contacts that are made and all activities concerning such Recall Action will be initiated and coordinated by AMYLIN or, in the case of OUS Sales subject to a Recall Action, Collaboration Partner with LONZA’s involvement and assistance, as reasonably requested by AMYLIN or its Collaboration Partner.

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4.2     If any Recall Action occurs which is due in part to (i) the failure of Product manufactured by LONZA to meet any of the Product Specifications or Product Requirements, (ii) the failure of LONZA to comply with cGMP requirements and the requirements of any other Applicable Laws, rules or regulations or (iii) the negligent or intentional wrongful act or omission of LONZA in connection with the manufacture of Product, then LONZA shall, to the extent and only to the extent of its relative responsibility, bear the cost and expense of any such Recall Action. Therefore, if both LONZA and AMYLIN contribute to the cause of such a Recall Action, the cost and expense thereof will be […***…]. The afore-mentioned is not applicable if Product used in finished formulated drug product has been misused, mistreated and/or improperly stored by AMYLIN and/or its Collaboration Partner and/or their respective designees.

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5.	Shipment and Delivery

On or before the delivery date of each shipment of Product LONZA shall deliver to AMYLIN the Batch Release Documents for each Lot of Product being shipped. Delivery of the Batch Release Documents by LONZA to AMYLIN shall mean LONZA has tested and analyzed such Lot of Product to ensure compliance with Product Specifications as defined in Exhibit B and other Product Requirements and, if applicable, Validation Requirements. AMYLIN is entitled to rely on the LONZA Batch Release Documents for all purposes of this Agreement. LONZA shall be primarily responsible for all such initial testing of Product; provided, however, AMYLIN shall have the right to subsequent inspection and final acceptance or rejection of such Product pursuant to the terms of this Agreement. LONZA shall prepare Product for shipment and subject to the prior approval of AMYLIN and the terms of the Quality Agreement, arrange for shipment of Product to the location specified by AMYLIN in its Purchase Order for such Lot. Shipment terms are F.C.A. LONZA’s Facility (Incoterms 2000). All shipments must be accompanied by a packing slip which describes the articles, states the purchase order number and shows the shipment’s designation. LONZA agrees to promptly forward the original bill of lading or other shipping receipt for each shipment in accordance with AMYLIN’s instructions. In accordance with AMYLIN’s written instructions and at AMYLIN’s expense, LONZA will arrange for the shipment of Product by the carrier designated by AMYLIN and for appropriate shipping insurance, and LONZA shall ship Product in containers reasonably sufficient for delivery of Product in accordance with Product Specifications.

6.	Acceptance/Rejection of Product

6.1     Not later than […***…] after AMYLIN’s receipt of all LONZA Batch Release Documents, AMYLIN shall examine the LONZA Batch Release Documents for the Product’s compliance with the Product Specifications and other warranties set forth in Section 8. Without AMYLIN’s written notice within such period, it is deemed that AMYLIN accepts the Product.

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If AMYLIN believes that any such shipment does not comply with the Product Specifications or other warranties, or is otherwise deficient, AMYLIN shall promptly, but not later than […***…] after receipt of all LONZA Batch Release Documents, notify LONZA. AMYLIN and LONZA will work together in good faith to resolve any deviations from any manufacturing processes then in effect and to issue closed deviation reports for the Product. LONZA will evaluate process issues and other reasons for the deviations. Notwithstanding anything to the contrary set forth herein, AMYLIN may reject any shipment of Product (or part thereof) that does not conform to the Product Specifications or other warranties in Section 8 (any Product failing to comply with the foregoing a “Defective Product”). Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection. Notwithstanding the foregoing, if there is subsequently found to be a Hidden Defect in any shipment of Product, AMYLIN shall promptly notify LONZA in writing and AMYLIN and LONZA shall enter into discussions in good faith as to the handling and disposal of the defective shipment, having due regard to where responsibility for such defect lies, with the understanding that LONZA shall be responsible with respect to matters existing prior to delivery of Product to AMYLIN.

6.2     LONZA shall notify AMYLIN as promptly as reasonably possible, and in any event within […***…] whether it accepts AMYLIN’s basis for any rejection or in good faith disagrees with AMYLIN’s determination that certain Product does not meet the Product Specifications. If no such notice of dispute is received from LONZA, LONZA shall be deemed to have agreed that the rejection is necessary and justified. If there is a dispute as to the reasons for rejection of the Product, such Product shall be submitted to a mutually acceptable third party laboratory. Such third party shall determine whether such Product meets the Product Specifications and other warranties set forth in Section 8, and the Parties agree that such third party’s determination shall be final and determinative. The party against whom the third party tester rules shall bear all costs of the third party testing. Whether or not LONZA accepts

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AMYLIN’s basis for rejection, promptly on receipt of a notice of rejection of Product, LONZA shall use commercially reasonable best efforts to replace such rejected Product, at its cost. If the third party tester rules that the lot meets Product Specifications and the other warranties in Section 8, AMYLIN shall purchase that lot at the agreed-upon price, irrespective of whether LONZA has already replaced it. All replacement Product shall be invoiced as well and AMYLIN is to pay for such product as otherwise provided under the terms of this Agreement. Upon acceptance by LONZA of AMYLIN’s rejection of Product or determination by the third party tester that the Product does not meet the Production Specifications and other warranties in Section 8, AMYLIN shall promptly return said Product or quality control sample to LONZA, at LONZA’s cost based on LONZA’s instruction.

7.	Term and Termination

7.1     This Agreement shall commence on the Effective Date, and unless earlier terminated as stated below, will continue for a period of five (5) Contract Years (“Initial Term”), automatically renewing on an annual basis thereafter for additional single Contract Year terms.

7.2     This Agreement may be terminated as follows:

  (i)     either party may terminate this Agreement by written notice to the other party effective immediately (a) upon the institution by such other party of voluntary proceedings in bankruptcy or insolvency, or (b) sixty (60) days after the filing of an involuntary petition under any bankruptcy or insolvency law (unless such petition is dismissed or set aside within such 60-day period) against the other party, or (c) sixty (60) days after the appointment of a receiver or trustee for the assets of business of the other party (unless such appointment is dismissed or set aside within such 60-day period);

(ii)     if either party shall have committed a material breach and such material breach remains uncured and continues for a period of thirty (30) days following receipt of notice thereof by the non-breaching party, the non-breaching party may terminate this Agreement immediately upon additional written notice given on or after the expiration of such thirty (30)-day period; or

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(iii)     AMYLIN may terminate this Agreement at any time by giving LONZA at least thirty (30) days written notice in each of the following situations:

(a)

upon notice by the FDA or other applicable Government Agency that LONZA is not an approved commercial supplier of Product, or failure of LONZA to successfully complete its Pre-Approval Inspection or equivalent non-United States inspection.

(b)	upon notification by the FDA or other applicable Government Agency that it will not approve the NDA filed in the United States relative to Product,

(c)	upon withdrawal by AMYLIN of the NDA relative to the Product,

(d)	upon AMYLIN’s withdrawal of the Product from the market, or

In reference to 7.2. (iii) subsections (c) and (d) immediately above, AMYLIN undertakes to re-imburse LONZA for all critical raw materials already ordered and for all future productions slots already reserved up to one year, all unreturnable WIP which LONZA, despite best commercial efforts, cannot utilize for other customers.

(e)	in the event of a Force Majeure event preventing or impairing LONZA’s performance hereunder which event has existed for at least one hundred eighty (180) continuous days;

(iv)     AMYLIN may terminate this Agreement, in its sole discretion, at any time following the Initial Term, without cause, by providing at least ninety (90) days prior written notice to LONZA; or

(v)     either party may terminate this Agreement, effective as of the end of the Initial Term or any Contract Year renewal term following the Initial Term, by providing written notice to the other party hereunder at least eighteen (18) calendar months prior to the effective date of such termination, which notice may be sent at any time on or after the fourth (4th) Contract Year of this Agreement.

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The parties acknowledge that the Collaboration Partner shall have the right, but not the obligation, to cure a breach of any material provision of this Agreement by AMYLIN if AMYLIN does not do so.

7.3     Termination or expiration of this Agreement through any means or for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of any party with respect to any antecedent breach of any of the provisions of this Agreement. The representations and warranties of the parties, which by their terms have effect after termination or expiration hereof, and the parties’ confidentiality and indemnification obligations, as well as this Paragraph 7.3, shall survive termination or expiration of this Agreement.

7.4     In the event this Agreement is terminated by AMYLIN pursuant to Section 7.2(i) or 7.2(ii) or 7.2(iii)(a) or 7.2(iii)(e), then LONZA shall provide reasonable assistance to AMYLIN, at LONZA’s expense, to implement the transfer of manufacturing and testing responsibility for Product to AMYLIN or its designee. Such reasonable assistance shall include all processes, procedures, know-how and data required to perform all aspects of the site transfer as defined by the FDA or ICH guidelines, including assistance of LONZA personnel in compiling and transferring this information.

7.5     Should manufacturing and testing responsibility for Product be transferred to AMYLIN or its designee for any other reason than set forth in Section 7.4, the parties hereto shall enter into good-faith negotiations in relation the AMYLIN’s continued use of LONZA Technology, for which AMYLIN shall owe a commercially reasonable royalty fee to LONZA.

7.6     Each party shall notify the other party promptly of any Invention. All Inventions shall be owned by the party who made the respective Invention.

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(a)	AMYLIN hereby grants to LONZA a perpetual, fully paid royalty free worldwide license, with the right to grant sublicenses, to all Inventions made by AMYLIN, for use with compounds other than Product.

(b)	LONZA hereby grants to AMYLIN a perpetual, fully paid royalty free worldwide license, with the right to grant sublicenses, to all Inventions made by LONZA, for use with any compound.

8.	Warranties

8.1     LONZA represents, warrants, and covenants that

(i)	upon delivery to AMYLIN, all Product shall:

a)     meet all Product Specifications at the time of delivery and shall have been manufactured, packaged and stored at the Facilities in accordance with the Product Specifications,

b)     be manufactured in accordance with all applicable requirements of the FDCA (including but not limited to cGMPs) and all other Applicable Laws, and be free from any Contaminants,

c)     not be adulterated within the meaning of the FDCA or any Applicable Laws in which the definition of adulteration is substantially the same as in the FDCA (as such Applicable Laws are constituted and effective at the time of delivery), and will not be an article which may not, under the FDCA or any other Applicable Laws, be introduced into interstate commerce,

d)     be manufactured using starting materials that are certified to be free of any TSE/BSE (transmittable spongiform encephalitis/bovine spongiform encephalitis) and originate from sources that are not of human, bovine, or ruminant animal tissue,

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e)     be in undamaged containers, and

f)     be free and clear of any lien or encumbrance.

(ii)     shall conform to the LONZA Batch Release Documents associated with the Product;

(iii)     the records maintained by LONZA will reflect in all material respects the processes and procedures followed by it in manufacturing Product;

(iv)     to the best of LONZA’s knowledge as of the Effective Date, the use of the LONZA Technology in connection herewith will not infringe any third party patent or other known intellectual property rights of any Third Party as such rights currently exist; provided, however, LONZA’s warranty does not extend to purported or affirmed infringement of any patent issuing on […***…] and/or any divisional, continuation or corresponding patent filing thereto. Both parties agree to jointly undertake, […***…].

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(v)     all Product delivered shall be received by AMYLIN no later than either (a) […***…] after the date of its actual manufacture if the applicable use period of such Product is […***…], or (b) […***…] after the date of its actual manufacture if the applicable use period of such Product is […***…] or more;

(vi)     LONZA and its employees, agents and affiliates have never been debarred, or convicted of a crime for which a person can be debarred, under subsection (a) or (b) of 21 U.S.C. §335a, and LONZA agrees that it does not now and will not in the future use in any capacity the services of any person debarred under subsection (a) or (b) of 21 U.S.C. §335a. If during the term of this Agreement, LONZA or any other person performing services hereunder becomes debarred or disqualified, or receives notice of an action or threat of an action with respect to debarment or disqualification, LONZA shall immediately notify AMYLIN; and

8.2     AMYLIN represents, warrants, and covenants that:

(i)     to the best of its knowledge and belief, AMYLIN has and shall at all times throughout the term of the Agreement have the right to supply the compound to LONZA and the necessary rights to licence or permit LONZA to use the same for the services hereunder.

(ii)     to the best of its knowledge and belief, the manufacture by LONZA of the Product, will not infringe any intellectual property rights of any third party.

(iii)     it will promptly notify LONZA in writing if AMYLIN receives or is notified of a claim from a third party that the Product or that the manufacture by LONZA thereof infringes any intellectual property rights of such third party.

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8.3     EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, LONZA MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO PRODUCT OR ITS PERFORMANCE HEREUNDER, AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY LONZA.

8.4     EXCEPT FOR ANY DAMAGES AWARDED OR PAID TO A THIRD PARTY PURSUANT TO THE PROVISIONS OF PARAGRAPH 9, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO ANY PARTY OR PERSON FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR BUSINESS INTERRUPTION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF, UNDER ANY PARTICULAR SET OF CIRCUMSTANCES, SUCH DAMAGES ARE REASONABLY FORESEEABLE. THIS PARAGRAPH SHALL NOT BE CONSTRUED TO LIMIT A PARTY’S RIGHT TO SEEK ANY AVAILABLE REMEDIES FOR BREACH OF CONFIDENTIALITY AND NON-USE OBLIGATIONS.

9.	Indemnification

9.1     AMYLIN shall defend, indemnify, and hold LONZA and its Affiliates and its and their directors, officers, shareholders, insurers, employees, and agents (“LONZA Indemnitees”) harmless against any liability, judgment, demand, action, suit, loss, damage, cost or other expense, including reasonable attorney’s fees (“Damages”), resulting from any Third Party claims made or proceedings brought against a LONZA Indemnitee to the extent that such liability arises from (i) AMYLIN’s negligence or willful act or omission regarding Product supplied under this Agreement, (ii) AMYLIN’s breach of any warranty or provision of this Agreement, (iii) AMYLIN’s violation of any Applicable Laws, rules or regulations and (iv) the manufacture (other than the manufacture of Product by LONZA under this Agreement) , sale, promotion, distribution or use of any product containing Product supplied under this Agreement by or on behalf of AMYLIN, including all product liability claims or proceedings; provided,

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however, that AMYLIN shall have no liability under this Paragraph 9.1 with respect to any Damages to the extent arising from matters as to which LONZA has the obligation to indemnify pursuant to Paragraph 9.2 set forth immediately below.

9.2     LONZA shall defend, indemnify, and hold AMYLIN and its Collaboration Partner and their respective Affiliates and its and their directors, officers, shareholders, insurers, employees, and agents (“AMYLIN Indemnitees”) harmless against any damages resulting from any Third Party claims made or proceedings brought against an AMYLIN Indemnitee to the extent that such liability arises from (i) LONZA’s negligence or willful act or omission regarding the Product, (ii) LONZA’s breach of any warranty or provision of this Agreement, or (iii) LONZA’s violation of any Applicable Laws, rules or regulation.

9.3	Procedures.

9.3.1     A party (the “Indemnified Party”) that intends to claim indemnification under this Section shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim of a Third Party which may reasonably be expected to result in a claim for Damages (“Damage Claim”) by the Indemnified Party. Notice by the Indemnified Party to the Indemnifying Party shall include a copy of the Third Party claim. An Indemnifying Party shall have the right to direct the defense, compromise or settlement of such claim with counsel selected by it, provided the Indemnifying Party gives written notice to the Indemnified Party of its election to do so within twenty (20) days after receipt of notice in accordance with the preceding sentence. If the Indemnifying Party fails to so notify the Indemnified Party of its election to defend any such Third Party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof if and only if such assumption would not prejudice the defense of such claim or the rights of the Indemnified Party.

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9.3.2     In the event an Indemnifying Party has assumed the defense of any such claim, the Indemnified Party shall nonetheless have the right to select its own counsel and participate in the defense of such claim at and for its own expense and account. Where the Indemnifying Party has assumed defense of any Damage Claim, the Indemnified Party and its counsel, if retained, shall consult and cooperate with counsel for the Indemnifying Party in defending against any such Third Party claim. Such cooperation shall include, without limitation, providing documents, making employees available for interviews, depositions and testimony and consultation on technical matters.

9.3.3     An Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which might in any material way prejudice or adversely affect the Indemnified Party or its continued business activities and which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim, in form and substance reasonably satisfactory to the Indemnified Party.

9.3.4     Notwithstanding anything to the contrary contained herein, with respect to a Third Party claim that can be settled by the payment of money, if a Third Party claim is made which the Third Party is unequivocally willing to settle but an Indemnified Party elects not to settle, then the Indemnifying Party shall not be liable hereunder, with respect to any Damage Claim arising from such Third Party claim, for more than the amount which such Third Party at any time unequivocally agrees in writing to accept in payment or compromise of the claim plus any related costs and expenses incurred by the Indemnified Party as of the date of such offer of settlement.

9.3.5     All Damage Claims for indemnification hereunder shall be made in a written notice setting forth, with particularity, the nature of the claim for which indemnification is sought. The parties agree that no Damage Claim for indemnification shall be made hereunder unless the party requesting indemnification shall have a good faith belief that it is entitled to indemnification hereunder.

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10.	Confidential Information

10.1     Any and all knowledge, know-how, practices, specifications, methods, release testing methods, stability data, processes or other confidential or proprietary information of LONZA, or AMYLIN and its Collaboration Partner (hereinafter referred to as “Confidential Information”) disclosed orally, by means of inspection or submitted in writing or in other tangible form by the disclosing party to the receiving party shall be deemed to be confidential and shall be received and maintained in strict confidence and shall not be disclosed to any Third Party without the prior written consent of the disclosing party. The recipient shall not use said Confidential Information for any purpose other than to facilitate the recipient’s performance under this Agreement, and the disclosing party’s Confidential Information shall at all times be and remain the sole and exclusive property of the disclosing party. The recipient may disclose Confidential Information to employees and/or consultants requiring access thereto for the purposes of this Agreement, and in the case of AMYLIN, to its Collaboration Partner; provided, however, that prior to making any such disclosures, Collaboration Partner and each such employee and consultant shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. In any event, the recipient of any Confidential Information shall be fully responsible for the improper disclosure or use of the Confidential Information by anyone to whom such Confidential Information is disclosed by the recipient. Each party shall take all steps reasonably necessary to assure that the Confidential Information received will be maintained in confidence by such party, including taking such steps as it normally takes to prevent the disclosure of its own proprietary and confidential information of like character.

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10.2     The nondisclosure and non-use obligations of Paragraph 10.1 above shall not apply to Confidential Information which:

(i)     is publicly known prior to disclosure or, subsequent to disclosure hereunder, has become publicly known and the recipient can demonstrate became publicly known without fault on the part of the receiving party,

(ii)     the recipient can demonstrate was otherwise known by the receiving party prior to disclosure hereunder or was generated for the receiving party by persons who have not had access to or knowledge of the Confidential Information, or

(iii)    the recipient party can demonstrate was received by the receiving party at any time from a source other than the disclosing party or its agents, lawfully having possession of such information and under no obligation of confidentiality with respect to such information.

Notwithstanding Paragraph 10.1, the recipient party may disclose Confidential Information of the disclosing party, without violating the obligations of this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction, by any Governmental Agency or by Applicable Laws; provided that, the recipient party gives reasonable prior written notice to the disclosing party of such required disclosure and cooperates with the disclosing party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.

10.3     The obligations of this Article 10 shall be in effect during the term of this Agreement and for a period of five (5) years from the expiration or any earlier termination of this Agreement.

10.4     The parties hereto acknowledge and agree that any breach by either of them of the obligations set forth in this Article 10 may cause the other party irreparable damage of a type that cannot be adequately compensated by monetary damages and, therefore, in the event of such breach, the non-defaulting party shall have the right to seek an injunction or other appropriate equitable relief (without the requirement of posting a bond or any other financial assurance), in addition to any other remedies at law the non-defaulting party may have.

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11.	Force Majeure

If the performance by either party of any obligation under this Agreement is prevented or impaired by an event of “Force Majeure”, such party shall be excused from performance so long as such event continues to prevent or impair performance, provided the party claiming such excuse shall have promptly notified the other party of the existence, nature, expected duration and other significant details of such event and shall at all times use diligent and commercially reasonable efforts to resume performance. If either party anticipates that a Force Majeure event may occur, that party shall notify the other immediately and explain the nature, significant details and expected duration thereof. The party affected by an event of Force Majeure will advise the other from time to time as to its progress in remedying the situation and as to the time when the affected party expects to resume its performance of its obligations. Additionally, the party affected by an event of Force Majeure shall notify the other party of the expiration of any event of Force Majeure as soon as the affected party knows the date thereof. For purposes hereof, an event of “Force Majeure” shall mean an event beyond the reasonable control of a party including, but not limited to, fire, flood, sabotage, shipwreck, embargo, acts of terrorism, explosion, accident, riot, act of governmental authority, acts of God, acts of war, and unusually severe weather; provided that, LONZA’s capacity constraints shall not be considered an event of Force Majeure hereunder. Notwithstanding the occurrence of a Force Majeure event, if LONZA shall be unable to supply during any Contract Year any Product ordered by AMYLIN that is not in excess of the LONZA required capacity set forth in Section 2.2, AMYLIN and LONZA will consult with each other to determine what measures may reasonably be taken to solve the supply problem. Notwithstanding the foregoing, if LONZA undergoes a Force Majeure event that results in LONZA failing to manufacture Product pursuant to any Purchase Order under this Agreement, the volume of any Product purchased by AMYLIN from alternate Third-Party suppliers during the duration of the Force Majeure event shall be applied towards the minimum purchase amounts in Paragraph 2.3 above for the applicable Contract Year.

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12.	Insurance

During the term of this Agreement both parties will, each for their respective liability, secure and maintain a comprehensive general liability insurance policy providing sufficient coverage for personal injury (including as a result of product liability) and property damage, at the level as is usual and customary in the pharmaceutical industry. A certificate with regard to said policy will be furnished to the other party upon request.

13.	Notices

All notices, requests, demands and other communications required or permitted to be given hereunder will be in writing and will be deemed to have been given (a) when received, if delivered in person, or (b) when sent, if sent by facsimile with receipt confirmed, if also confirmed in writing by a nationally recognized express delivery service, or (c) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, or (d) when delivered if sent by a nationally recognized express courier service, in any such case as follows:

If to AMYLIN:	Amylin Ohio L.L.C.
c/o Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Attn: Marie Berry,
Director, Supply Agreements and Purchasing
Fax No.: +1 (858) 552-2212

With a copy to:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Attn: General Counsel
Fax No.: +1 (858) 552-1936

If to LONZA:	Lonza Ltd
Attn.: D. Oehlers
Muenchensteinerstrasse 38
CH-4002 Basel
Switzerland Fax No.: +41 61 316 9540

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With a copy to:	Lonza Ltd
Attn.: Legal Department
Muenchensteinerstrasse 38
CH-4002 Basel
Switzerland
Fax No.: +41 61 316 8314

If a party changes its address, written notice shall be given promptly to the other party of the new address.

14.	Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors in interest. Collaboration Partner is an intended Third Party beneficiary of this Agreement.

15.	Independent Contractor

In all matters relating to this Agreement, LONZA shall be acting as an independent contractor and not as an employee of AMYLIN.

16.	Assignment

Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, that either party, without such consent, may assign or transfer the same: (i) in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or in the event of its merger or consolidation with another company, or (ii) to an Affiliate, provided that such party guarantees the performance of the Affiliate to which the Agreement is assigned; and provided further that AMYLIN may assign this Agreement to Collaboration Partner without the prior written consent of LONZA. Any

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permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder. LONZA shall not subcontract the manufacture of Product or any other activity under this Agreement without the prior express written consent of AMYLIN.

17.	Entire Agreement

This Agreement sets forth the entire agreement between AMYLIN and LONZA with respect to its subject matter, and fully supersedes any and all prior and contemporaneous agreements or understandings pertaining to the subject matter hereof.

18.	Severability

A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions hereof or of this Agreement as a whole, unless such unenforceability or invalidity goes to the essence of the agreement between the parties, in which case this Agreement shall be and become null and void as and from the date of such unenforceability or invalidity. In the event that any part of any of the covenants, sections or provisions herein may be determined by a court of law or equity to be overly broad or against applicable precedent or public policy, thereby making such covenants, sections or provisions invalid or unenforceable, and such determination does not go to the essence of this Agreement for either one of the parties hereto, then the parties shall attempt to reach agreement with respect to a valid and enforceable substitute for the deleted provisions, which shall be as close in its intent and effect as possible to the deleted portions.

19.	Waiver - Modification of Agreement

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties hereto. No course of dealing or usage of trade shall be applicable unless expressly incorporated in this Agreement. Failure by

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either party on any occasion to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

20.	Publicity

In the absence of specific agreement between the parties, neither party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, to stockholders or otherwise relating to this Agreement or to performance hereunder, save only such announcement as in the opinion of legal counsel to the party making such announcement is required by law to be made.

21.	Exhibits

All Exhibits referenced herein are hereby made a part of this Agreement.

22.	Counterparts

This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

23.	Headings

The parties agree that the section and article headings are inserted only for ease of reference, shall not be construed as part of this Agreement, and shall have no effect upon the construction or interpretation of any part hereof.

24.	Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without reference to its conflict of laws principles that might apply the law of another

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jurisdiction. Any dispute which may arise between the parties in relation to this Agreement shall be settled amicably between the parties. If, contrary to expectation, no amicable settlement can be reached, both parties hereto agree to settle the dispute by arbitration in accordance with the rules and regulations of the International Chamber of Commerce (ICC). The number of arbitrators shall be 3 (three), the seat of the arbitration shall be in New York, New York, USA, and the language that the proceedings are held in shall be English. The decision or award rendered by the arbitrator shall be final and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

25.     LONZA acknowledges that AMYLIN is collaborating with Collaboration Partner in the commercialization of Product, and that the expenses of this Agreement are being jointly shared by AMYLIN and Collaboration Partner. Accordingly, LONZA acknowledges that Collaboration Partner shall be deemed to have joint ownership with AMYLIN of any intellectual property held or acquired by AMYLIN pursuant to this Agreement. AMYLIN acknowledges that nothing in this Article 26 shall affect any of the obligations of AMYLIN to LONZA hereunder, including without limitation payment obligations pursuant to this Agreement.

26.     LONZA LTD and LONZA SALES LTD each shall be jointly and severally responsible and liable for any and all obligations of LONZA under this Agreement, including without any limitation, any payment obligations.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LONZA SALES LTD		AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Uwe Böhlke / Joseph Pont	By:	/s/ Paul Marshall

Name:	Uwe Böhlke / Joseph Pont	Name:	Paul Marshall

Title:	Head of LES / Head Sales & BD	Title:	Vice President, Operations

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LONZA LTD

By:	/s/ Uwe Böhlke / Joseph Pont

Name:	Uwe Böhlke / Joseph Pont

Title:	Head of LES / Head Sales & BD

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EXHIBIT A

STRUCTURE OF EXENATIDE COMPOUND

[…***… ]

[…***… ]

[…***… ]

[…***… ]

[…***… ]

[…***… ]

[…***… ]

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EXHIBIT B

PRODUCT SPECIFICATIONS

[Exhibit B to follow]

2

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[…***…]

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[…***…]

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2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

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FIRST AMENDMENT TO

EXENATIDE SUPPLY AGREEMENT

This FIRST AMENDMENT TO EXENATIDE SUPPLY AGREEMENT (the “First Amendment”) is entered into as of April 22, 2009 (the “First Amendment Effective Date”) by and between Amylin Ohio LLC. (“AMYLIN”), having a principal place of business at 8814 Trade Port Drive, Westchester, Ohio 45071, USA, and Lonza Ltd and Lonza Sales Ltd (collectively “LONZA”), having both their principal place of business at Münchensteinerstrasse 38, CH-4002 Basel, Switzerland.

WHEREAS, AMYLIN and LONZA are parties to that certain Exenatide Supply Agreement, effective July 31, 2007 (the “Agreement”); and

WHEREAS, AMYLIN and LONZA wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Definitions.

1.1     Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

1.2     Amendment to Definition of […***…]. Paragraph 1.44 of the Agreement is hereby amended and restated in its entirety as follows:

“1.44 “[…***…]” shall have the meaning ascribed to it in Paragraph 2.9 hereof.”

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1.

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2.	Amendment to Provisions Regarding Purchase and Sale of Product.

2.1     Amendment to Purchase Order Procedures. Paragraph 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.2     LONZA agrees to manufacture and supply to AMYLIN the amounts of Product (subject to the minimum percentage of AMYLIN’s total annual requirements of Product as set forth in Paragraph 2.3 below) as ordered by AMYLIN pursuant to written purchase orders issued hereunder by AMYLIN (“Purchase Order”), specifying the quantity, Nominal Lot quantity, and delivery date. The weight of Product shall be determined according to net peptide weight (“NPW”). AMYLIN shall submit each Purchase Order to LONZA at least […***…] in advance of the shipment date specified in the Purchase Order and otherwise in accordance with the requirements hereof; provided that for the manufacturing campaign using fragments already produced as of April 1, 2009 resuming production in 2010, AMYLIN shall submit the Purchase Order to LONZA […***…] in advance of the shipment date specified in such Purchase Order. Within […***…] of LONZA’s receipt of a Purchase Order from AMYLIN, LONZA will provide AMYLIN with a written confirmation receipt that includes the following information: Batch or Lot number, production start date, the date the Release Documents will be available to AMYLIN, and the approximate delivery date (within […***…]) for the Product. AMYLIN shall be permitted to cancel or revise Purchase Orders anytime before it receives such written confirmation of receipt from LONZA. In the event AMYLIN cancels a Purchase Order after receipt of such written confirmation, AMYLIN shall reimburse LONZA for critical raw materials ordered or obtained that LONZA, despite its best commercial efforts, cannot utilize for other customers. In the event that AMYLIN requests a change to a Purchase Order after written confirmation of receipt, LONZA shall use commercially reasonable efforts to accommodate such request. Notwithstanding any other provision hereof, except

***Confidential Treatment Requested

2.

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with respect to Product volumes, delivery dates and shipping instructions, no term or condition of any Purchase Order issued by AMYLIN, any acknowledgement by LONZA or any other document of either party that is in any manner additional to, different from or varies the terms and conditions hereof shall be deemed to be of any force or effect. LONZA agrees that it will be able to manufacture at least […***…] of Product per […***…] at its Facility in Braine if ordered by AMYLIN pursuant to this Agreement. For annual quantities greater than […***…], LONZA reserves the right to transfer the process to the LONZA Visp Facility. LONZA will provide reasonable notice to AMYLIN regarding a transfer of the process. The parties will engage in discussions if capacity above […***…] of Product per year is required.

2.2     Amendment to Purchase Obligations. Paragraph 2.3 of the Agreement is hereby amended and restated in its entirety as follows:

“2.3 AMYLIN agrees to purchase from LONZA quantities of Product equal to at least the percentage set forth below of AMYLIN’s total annual requirements of Product for all exenatide other than Byetta® (except as noted in the footnote to the below table):

CONTRACT YEAR	PERCENTAGE OF AMYLIN’S ANNUAL PRODUCT REQUIREMENTS (1)
2009	[…***…]
2010	[…***…]
2011	[…***…]
2012	[…***…]
2013	[…***…]
2014	[…***…]
2015	[…***…]

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3.

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(1)     For Contract Years 2010 through and including 2012, AMYLIN’s total annual Product requirements exclude all quantities of Product […***…].

Notwithstanding the above, AMYLIN shall not be required to purchase Product under this Agreement in the event that:

(i)     LONZA has not manufactured and delivered all Product Validation Lots meeting all Product Requirements in accordance with the Development Agreement,

(ii)     LONZA is not an FDA approved commercial supplier of Product or fails to successfully complete its Pre-Approval Inspection or equivalent non-United States inspection,

(iii)     the FDA or other applicable Government Agency does not approve the NDA filed in the United States relative to Product,

(iv)     AMYLIN withdraws the NDA relative to the Product, or

(v)     AMYLIN withdraws the Product from the market. In this case, AMYLIN undertakes to re-imburse LONZA for all critical raw materials already ordered for scheduled future productions slots already reserved up to one year from the date of withdrawal, as well as all unreturnable work in progress which LONZA, despite best commercial efforts, cannot utilize for other customers.

The obligations set forth in this Paragraph 2.3 are subject to delivery of Product in accordance with the following criteria (“Performance Criteria”):

(a)     Upon the delivery date specified in the applicable Purchase Order plus or minus […***…];

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(b)     In the quantity specified in the applicable Purchase Order plus or minus […***…] of such quantity (with such variance to be re-evaluated after […***…]); and

(c)     Meets all Product Requirements, the quality criteria specified in the Quality Agreement and other requirements of Paragraph 5.

The Executive Steering Committee will assess compliance with the Performance Criteria on a regular basis and, in the event of non-compliance, monitor plans to re-establish compliance. The parties will, through the Executive Steering Committee, discuss how to resolve difficult issues relating to compliance with the Performance Criteria. Any failure to comply with the Performance Criteria is expected to be corrected within no more than a […***…] duration. If non-compliance with the Performance Criteria persists beyond a […***…] duration, the parties will discuss corrective measures and AMYLIN will have the right to reduce the percentage of AMYLIN’s annual Product requirements allocated to LONZA under this Agreement to a level determined by AMYLIN. If AMYLIN does not purchase at least the percentage of AMYLIN’s total annual requirements of Product specified above due to any failure to deliver Product in accordance with the Performance Criteria, it will not be deemed a breach of this Paragraph 2.3 or any other provision of this Agreement.

LONZA shall have the right, upon reasonable advance notice to AMYLIN, to have an independent Third Party reasonably acceptable to AMYLIN audit the books and records of AMYLIN with respect to any Contract Year ending not more than […***…] prior to the date of notice requesting an audit to confirm through its review of forecasts, contracts, purchase orders, invoices and other documentation reasonably related to Product purchases that AMYLIN has complied with its obligations under this Paragraph 2.3.

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5.

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Should AMYLIN in any Contract Year purchase less than the required minimum percentage of AMYLIN’s annual Product requirements set forth above (unless due to any failure to deliver Product in accordance with the Performance Criteria), AMYLIN will make up any shortage as soon as practicable following discovery of such shortage.”

2.3     Amendment to Product Price. Paragraph 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

“2.4 For each […***…] of Product supplied hereunder by LONZA, AMYLIN will pay to LONZA a price […***…] based on the cumulative volume of Product ordered for delivery during any given Contract Year. The […***…] price to be billed to AMYLIN for any Lot or other discrete volume of Product shipped to AMYLIN during any Contract Year will be at the applicable price for Product based on the most recent […***…] submitted by AMYLIN prior to the shipment by LONZA of any such amount of Product. All prices are calculated and shall be paid in Swiss Francs (CHF). Based on the foregoing, AMYLIN will pay to LONZA a […***…] price for Product (“Product Price”) in accordance with the table below and in accordance with Product ordered for delivery in a Contract Year.

[***] PER CONTRACT YEAR	PRICE IN CHF [***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***

2.4 Validation Overage. AMYLIN and LONZA agree that delivery by LONZA to AMYLIN of […***…] overage of Product from Product Validation Lots replaces in full the Purchase Order for […***…] of Product for delivery in the second half of 2009, which Purchase

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6.

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Order is terminated, and the price of the […***…] overage is equivalent to the price of the […***…] of Product under such Purchase Order […***…]. The parties further agree that invoices for such Product will be issued and paid as follows: (i) batch SF397-12AG1 will be invoiced on […***…] and paid within […***…] after submission of invoice by LONZA; and (ii) batch SF397-1AH1 will be invoiced on […***…] and paid within […***…] after submission of invoice by LONZA. The foregoing will apply with regard to payment for this Product notwithstanding anything to the contrary in Paragraph 2.

2.5     Future Overage/Underage. Paragraph 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

“2.5     In the event the amount of Product delivered by LONZA pursuant to any purchase order is less than the amount of Product ordered by such purchase order, LONZA will use its best commercial efforts to supply the amount of Product ordered but not delivered as soon as is feasible. In the event the amount of Product manufactured by LONZA pursuant to any purchase order is less than […***…] greater than the amount of Product ordered by such purchase order, LONZA shall deliver such additional amounts of Product to AMYLIN as if AMYLIN had ordered them pursuant to such purchase order. In the event the amount of Product manufactured by LONZA pursuant to any purchase order is equal to or more than […***…], but less than or equal to […***…], greater than the amount of Product ordered by such purchase order, LONZA shall deliver such additional amounts of Product to AMYLIN as early delivery of Product ordered by AMYLIN on the next purchase order pursuant to which AMYLIN has ordered Product. In the event the amount of Product manufactured by LONZA pursuant to any purchase order is more than […***…] greater than the amount of Product ordered by such purchase order, LONZA and AMYLIN shall negotiate in good faith a reasonable resolution, working to maintain Lot integrity (i.e. delivery in full Lots).”

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2.6     Amendment to Three Year Forecast. Paragraph 2.9 of the Agreement is hereby amended and restated in its entirety as follows:

“2.9     Within […***…] after the Effective Date, AMYLIN shall submit to LONZA a rolling forecast of Product that AMYLIN in good faith estimates it will order for delivery from LONZA for the […***…] (as updated on a rolling basis, a […***…]). Thereafter, on and as of the […***…], AMYLIN will furnish LONZA with an updated […***…] indicating AMYLIN’s good faith estimate of the amounts of Product it expects to order during the next […***…] period. Each […***…] will be […***…] for the […***…] only for […***…]. The remaining […***…] are […***…] and shall be […***…]. However, the […***…] will be […***…] for the […***…] only for […***…], and the remaining […***…] will be […***…] and shall be […***…]. In all circumstances AMYLIN shall act in good faith and with reasonable care to submit forecasts for Product which are as accurate as possible under the circumstances.”

2.7     Amendment to Timing of Product Price Adjustment. Paragraph 2.10 of the Agreement is hereby amended and restated in its entirety as follows:

“2.10 The Product Prices set forth above shall be firm through […***…] (the “Adjustment Date”). On the […***…] of the Adjustment Date, LONZA may […***…], including, by way of example, […***…] or, if the same is no longer published, an index that is substantially similar thereto (or on such basis upon which the Parties may otherwise agree through the JSD); provided that any adjusted Product Prices will be agreed to by the parties before being applied to any Purchase Order.”

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8.

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3.	AMENDMENT TO TERM AND TERMINATION.

3.1     Amendment to Term. Paragraph 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

“7.1     This Agreement shall commence on the Effective Date, and unless earlier terminated as stated below, will continue for a period of eight (8) Contract Years (“Initial Term”), automatically renewing on an annual basis thereafter for additional single Contract Year terms.”

3.2     Amendment to Termination by AMYLIN. Paragraph 7.2(iii) of the Agreement is hereby amended and restated in its entirety as follows:

“(iii)     AMYLIN may terminate this Agreement at any time by giving LONZA at least thirty (30) calendar days written notice in each of the following situations:

(a)     upon notice by the FDA or other applicable Government Agency that LONZA is not an approved commercial supplier of Product, or failure of LONZA to successfully complete its Pre-Approval Inspection or equivalent non-United States inspection,

(b)     upon notification by the FDA or other applicable Government Agency that it will not approve the NDA filed in the United States relative to Product,

In reference to Paragraph 7.2(iii) subsection (b) immediately above, AMYLIN undertakes to re-imburse LONZA for all critical raw materials already ordered and for all future productions slots already reserved up to one (1) year from the official disapproval notification, and AMYLIN will reimburse LONZA for 50% of all unreturnable work-in-process (“WIP”) which LONZA, despite best commercial efforts, cannot utilize for other customers.

(c)     upon withdrawal by AMYLIN of the NDA relative to the Product,

(d)     upon AMYLIN’s withdrawal of the Product from the market, or

In reference to 7.2(iii) subsections (c) and (d) immediately above, AMYLIN undertakes to re-imburse LONZA for all critical raw materials already ordered, all future productions slots already reserved, and all unreturnable WIP for outstanding purchase orders issued by AMYLIN and confirmed in writing by LONZA as of the effective date of termination, which LONZA, despite best commercial efforts, cannot utilize for other customers.

9.

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(e)     in the event of a Force Majeure event preventing or impairing LONZA’s performance hereunder which event has existed for at least one hundred eighty (180) continuous days;”

4.     Process Efficiency/Optimization Programs. AMYLIN and LONZA will work collaboratively to [...***...]. The parties intend that such initiatives would be managed by the Project Managers and would be clearly defined with regard to scope and timing, capital and resource requirements, objectives and impact on the cost of Product.

5.     Entire Agreement. The Agreement, as amended by this First Amendment, sets forth the entire agreement between AMYLIN and LONZA with respect to its subject matter, and fully supersedes any and all prior and contemporaneous agreements or understandings pertaining to the subject matter of the Agreement, as amended by this First Amendment. Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

6.     Counterparts; Facsimile. This First Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. This First Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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10.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LONZA SALES LTD		AMYLIN OHIO LLC

By:	/s/ Gines F. Garcia / Hildegard Wasescha	By:	/s/ Paul Marshall

Name:	Gines F. Garcia / Hildegard Wasescha	Name:	Paul Marshall

Title:	Legal Counsel / Senior Legal Counsel	Title:	Sr. Vice President, Operations

LONZA LTD

By:	/s/ Yves Kesch / Dr. Hans Peter Pfirter

Name:	Yves Kesch / Dr. Hans Peter Pfirter

Title:	Senior Legal Counsel / General Counsel

SIGNATURE PAGE TO FIRST AMENDMENT

TO EXENATIDE SUPPLY AGREEMENT

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

CONFIDENTIAL

SECOND AMENDMENT TO

EXENATIDE SUPPLY AGREEMENT

This SECOND AMENDMENT TO EXENATIDE SUPPLY AGREEMENT (the “Second Amendment”) is entered into as of April 8, 2011 (the “Second Amendment Effective Date”) by and between Amylin Ohio LLC. (“AMYLIN”), having a principal place of business at 8814 Trade Port Drive, Westchester, Ohio 45071, USA, and Lonza Ltd and Lonza Sales Ltd (collectively “LONZA”), having both their principal place of business at Münchensteinerstrasse 38, CH-4002 Basel, Switzerland.

WHEREAS, AMYLIN and LONZA are parties to that certain Exenatide Supply Agreement, effective July 31, 2007 and as amended on April 22, 2009 (the “Agreement”); and

WHEREAS, AMYLIN and LONZA wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Definitions.

1.1     Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

2.	Add Section 3.2.1 Regarding Retesting of Product Validation Lots.

Add Section 3.2.1 as follows: LONZA agrees to retest the Product Validation Lots and other Lots as requested by AMYLIN in accordance with the written proposals dated December 7, 2010 which are incorporated herein by this reference and attached hereto as Exhibits C and D,

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respectively, protocol numbers […***…] and […***…], and pursuant to Purchase Orders issued hereunder by AMYLIN, specifying the quantity, Nominal Lot quantity, and requested delivery date for the written results of the retesting. AMYLIN shall submit each Purchase Order to LONZA at least […***…] in advance of the requested delivery date for test results specified in the Purchase Order. Within […***…] LONZA shall provide AMYLIN with a written confirmation of receipt and acceptance of the Purchase Order that includes the following information: Batch or Lot number and the date when the retesting results and Release Documents will be available to AMYLIN subject to AMYLIN’s acceptance of such date. AMYLIN shall be permitted to cancel or revise Purchase Orders anytime before it receives such written confirmation of receipt from LONZA. In the event AMYLIN cancels a Purchase Order after receipt of such written confirmation but before retesting commences, AMYLIN shall reimburse LONZA for expenses incurred. In the event AMYLIN cancels a Purchase Order after retesting commences, AMYLIN shall pay LONZA in full for the retesting covered by the cancelled Purchase Orders, and LONZA shall cease any retesting activities in progress under the cancelled Purchase Order. In the event that AMYLIN requests a change to the delivery date requested in a Purchase Order after written confirmation of receipt, LONZA shall use commercially reasonable efforts to accommodate such request. AMYLIN shall notify LONZA of any change in testing protocols at least […***…] in advance of the submission of a Purchase Order for retesting under such protocol. After each dispatch of the Product, LONZA will update the stock report and send the updated stock report to AMYLIN. At the written request of AMYLIN, LONZA will provide (at AMYLIN’s cost) for the destruction of any such Product stock held by LONZA on behalf of AMYLIN. AMYLIN agrees to reimburse LONZA for any reasonable cost incurred for the destruction of the Product stock within […***…] after the submission of an invoice detailing the costs incurred. Notwithstanding anything contained herein, LONZA shall be under no obligation to store any Product received for the purpose of retest for more than […***…] and, should LONZA agree to hold any Product longer than […***…], then LONZA shall issue to AMYLIN a separate Bill and Hold Letter which is attached as Exhibit “F” and incorporated herein by this reference.

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3.     Add Section 3.2.2 as follows: Value Added Tax (VAT) for Retesting. AMYLIN will reimburse LONZA any required VAT charges related to retesting that might become due in the event that Product is held for a period longer than […***…] after release of Product. This period of […***…] can be renewed on demand by AMYLIN.

4.     Add Section 3.2.3 as follows: Insurance and Storage of Product for Retesting. AMYLIN is responsible for maintaining insurance for the Product stock held on the premises at LONZA which only relates to the retesting procedure pursuant to this section of the Agreement. LONZA will maintain the Product in a clean, secured, segregated area at its facility and will store the Product in compliance with GMP requirements and in a manner consistent with maximize the shelf life of the Product stock which shall remain clean, properly packaged and free of contamination.

5.     Entire Agreement. The Agreement, as amended by this Second Amendment, sets forth the entire agreement between AMYLIN and LONZA with respect to its subject matter, and fully supersedes any and all prior and contemporaneous agreements or understandings pertaining to the subject matter of the Agreement, as amended by this Second Amendment. Except as specifically amended by this Second Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

6.     Counterparts; Facsimile. This Second Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. This Second Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

***Confidential Treatment Requested

3.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LONZA SALES LTD		AMYLIN OHIO LLC

By:	/s/ Thomas Keppler / Rachel Corder	By:	/s/ Paul Marshall

Name:	Thomas Keppler / Rachel Corder	Name:	Paul Marshall

Title:	Head of Patent Dept. / Sr. Legal Counsel	Title:	Vice President, Operations

Date:	11th April 2011	Date:	12 April 2011

LONZA LTD

By:	/s/ Thomas Keppler / Rachel Corder

Name:	Thomas Keppler / Rachel Corder

Title:	Head of Patent Dept. / Sr. Legal Counsel

Date:	11th April 2011

SIGNATURE PAGE TO FIRST AMENDMENT

TO EXENATIDE SUPPLY AGREEMENT

EXHIBIT C

PROPOSAL FOR RETESTING OF EXENATIDE (AC2993) DRUG SUBSTANCE

USING THE REPORT […***…]

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5.

[…***…]

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6.

[…***…]

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7.

EXHIBIT D

PROPOSAL FOR RETESTING OF EXENATIDE (AC2993) DRUG SUBSTANCE

USING THE REPORT […***…]

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8.

[…***…]

***Confidential Treatment Requested

9.

[…***…]

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10.

EXHIBIT F

SAMPLE BILL AND HOLD LETTER

11.

[LONZA LETTERHEAD]

Lonza Sales Ltd
Muenchenstelneretrasse 38
CH-4002 Basel, Switzerland

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

{Date]

[Product Name], held at LONZA Braine

Attention Procurement Department

This letter is to confirm that, upon request of Amylin Pharmaceuticals, Inc. (“AMYLIN”), LONZA shall hold stock of [XX] grams of [NAME PRODUCT] (“PRODUCT’) Lot identification No. [XX] until requested by AMYLIN for release. AMYLIN will retain title to the held PRODUCT.

LONZA will maintain the PRODUCT in a clean, secured, segregated area at our facility and will store the materials in compliance with GMP requirements, properly packaged and free of contamination.

After each dispatch of the PRODUCT, Lonza will update the stock report and send the updated stock report to AMYLIN.

We kindly ask you to confirm your receipt of this letter by counter-signing the acknowledgement below.

We are looking forward to continue to cooperate with you.

Sincerely yours,
Lonza Sales Ltd.
Signature:
Name:
Title:
Date:

Amylin Pharmaceuticals, Inc.
Signature:
Name:
Title:
Date:

12.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

CONFIDENTIAL

THIRD AMENDMENT TO EXENATIDE SUPPLY AGREEMENT

THIS THIRD AMENDMENT TO EXENATIDE SUPPLY AGREEMENT (the “Third Amendment”) is effective as of April 26, 2011 (the “Amendment Effective Date”) and is by and between Amylin Ohio LLC (“Amylin”), having a principal place of business at 8814 Trade Port Drive, Westchester, Ohio 45071, USA, and Lonza Ltd and Lonza Sales Ltd (collectively “Lonza”) having a place of business at Münchensteinerstrasse 38, CH-4002 Basel, Switzerland.

WHEREAS, Amylin and Lonza are parties to that certain Exenatide Supply Agreement effective as of July 31, 2007, as amended (the “Agreement”).

WHEREAS, Amylin has previously submitted Purchase Orders #31130 […***…] and 33496 […***…] for Product to be delivered in 2011 (the “Original Purchase Orders”) under the Agreement which Lonza has commenced manufacturing under manufacturing campaigns designated as “C7”, “C8” and “C9” (the “Manufacturing Campaigns”), and the parties wish to amend the terms of such Original Purchase Orders.

WHEREAS, Amylin has previously submitted a forecast to Lonza on […***…] (the “Forecast”) with an additional […***…] quantity of Product for delivery in the […***…], and the parties wish to amend the Forecast.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

l. Upon the execution of this Third Amendment,

(i) The Forecast will be amended such that the […***…] of Product for delivery in the […***…] will be reduced to […***…] of Product.

(ii) The Original Purchase Orders will be amended and re-submitted to Lonza with revised delivery dates for the Manufacturing Campaigns as set forth in Sections 1(iii) and 1 (iv) below (the “Amended Purchase Orders”), without cost or penalty to Amylin.

(iii) Lonza will complete the ongoing C7/C8 campaigns as scheduled in […***…] and C9 campaign in […***…].

(iv) Amylin will submit an Amended Purchase Order #33496 to Lonza for up to […***…] of Product from campaign C7/C8 for delivery in […***…] and an Amended Purchase Order #31130 for up to […***…] of Product from campaign C9 for delivery in the […***…], in each case at a price of […***…]. Notwithstanding the foregoing, with respect to Amended Purchase Order #31130, Amylin will only be

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required to take delivery of and pay for the difference between (i) […***…] of Product and (ii) the number of […***…] of Product Amylin takes delivery of on Amended Purchase Order #33496 such that Amylin will only be required to take delivery of and pay for a total of […***…] of Product ordered on Amended Purchase Orders #33496 and 31130.

2. In accordance with the invoicing and payment provisions of the Agreement, Lonza will invoice Amylin […***…] covered by the new Amended Orders as released in […***…], plus any unit price adjustment based upon the price index review in […***…]. For the released and invoiced material in the […***…], payment will be due from Amylin no earlier than […***…].

3. Notwithstanding any provision to the contrary in the Agreement, the Amended Purchase Orders submitted by Amylin pursuant to section 1(iv) above shall be fully binding and non-cancellable by Amylin.

4. Unless otherwise stated in this Third Amendment, each defined term herein shall have the same meaning ascribed to such term in the Agreement.

5. Entire Agreement. The Agreement, as amended by this Third Amendment, sets forth the entire agreement between Amylin and Lonza with respect to its subject matter, and fully supersedes any and all prior and contemporaneous agreements or understandings pertaining to the subject matter of the Agreement, as amended by this Third Amendment. Except as specifically amended by this Third Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

6. Counterparts; Facsimile. This Third Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. This Third Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

7. The terms and conditions of this Third Amendment are hereby incorporated into and made a part of the Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF the parties have caused this Third Amendment to be executed as of the date first written above.

For and on behalf of:	For and on behalf of:

Amylin Ohio LLC	Lonza Sales Ltd.

/s/ Paul Marshall	/s/ Syed T. Husain / Scott Waldman
(Signature)	(Signature)

Paul Marshall	Syed T. Husain / Scott Waldman
(Name)	(Name)

Vice President, Operations	Head of Sales & BD / Authorized Signatory
(Title)	(Title)

Lonza Ltd.

/s/ Syed T. Husain / Scott Waldman
(Signature)

Syed T. Husain / Scott Waldman
(Name)

Head of Sales & BD / Authorized Signatory
(Title)

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

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Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

CONFIDENTIAL

FOURTH AMENDMENT TO

EXENATIDE SUPPLY AGREEMENT

This FOURTH AMENDMENT TO EXENATIDE SUPPLY AGREEMENT (the “Fourth Amendment”) is entered into as of August 24, 2011 (the “Fourth Amendment Effective Date”) by and between Amylin Ohio LLC. (“AMYLIN”), having a principal place of business at 8814 Trade Port Drive, Westchester, Ohio 45071, USA, and Lonza Ltd and Lonza Sales Ltd (collectively “LONZA”), having both their principal place of business at Münchensteinerstrasse 38, CH-4002 Basel, Switzerland.

WHEREAS, AMYLIN and LONZA are parties to that certain Exenatide Supply Agreement, effective July 31, 2007 and as amended on April 22, 2009, April 8, 2011, and April 26, 2011 (the “Agreement”); and

WHEREAS, AMYLIN and LONZA wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.     AMYLIN and LONZA agree to delete in their entirety Exhibits C and D and replace the Exhibits with the new Exhibit C which is incorporated herein by this reference. Under Section 3.2.1, LONZA agrees to retest the Product Validation Lots and other Lots as requested by AMYLIN in accordance with the written proposal dated August 24, 2011 which is incorporated herein by this reference and attached hereto as Exhibit C and protocol number […***…].

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1.

CONFIDENTIAL

2.     Entire Agreement. The Agreement, as amended by this Fourth Amendment, sets forth the entire agreement between AMYLIN and LONZA with respect to its subject matter, and fully supersedes any and all prior and contemporaneous agreements or understandings pertaining to the subject matter of the Agreement, as amended by this Fourth Amendment. Except as specifically amended by this Fourth Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

3.     Counterparts; Facsimile. This Fourth Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. This Fourth Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

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2.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LONZA SALES LTD		AMYLIN OHIO LLC

By:	/s/ Rachel Corder / Nadia Zieger	By:	/s/ Paul Marshall

Name:	Rachel Corder / Nadia Zieger	Name:	Paul Marshall

Title:	Senior Legal Counsel / Legal Counsel	Title:	SVP Operations

Date:		Date:	31 Aug. 2011

LONZA LTD

By:	/s/ Rachel Corder / Nadia Zieger

Name:	Rachel Corder / Nadia Zieger

Title:	Senior Legal Counsel / Legal Counsel

Date:	August 30th, 2011

SIGNATURE PAGE TO FIRST AMENDMENT

TO EXENATIDE SUPPLY AGREEMENT

EXHIBIT C

PROPOSAL FOR RETESTING OF EXENATIDE (AC2993) DRUG SUBSTANCE

USING THE REPORT […***…]

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4.

[…***…]

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5.

[…***…]

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6.